Exhibit 99.1

Gulf Island Fabrication, Inc. to Present at 14th Annual BURKENROAD REPORTS Investment Conference

HOUMA, La.--(BUSINESS WIRE)--April 21, 2010--Gulf Island Fabrication, Inc. (NASDAQ: GIFI), one of America’s leading fabricators of offshore drilling and production platforms, today announced that Kerry J. Chauvin, Chief Executive Officer, Kirk J. Meche, President and Chief Operating Officer, and Robin A. Seibert, Chief Financial Officer, will present at the 14th Annual BURKENROAD REPORTS Investment Conference hosted by Tulane University’s Freeman School of Business. The event will be held on Friday, April 23, 2010 at the Sheraton Hotel located at 500 Canal Street in New Orleans.

The event is free and open to the public. To see the conference agenda and register please go to www.burkenroad.org. The conference coincides with the first weekend of the New Orleans Jazz and Heritage Festival and is a very popular annual event for both individual and institutional investors.

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms (“TLPs”)), “SPARs, FPSOs”, piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading of jack-up drilling rigs, semi-submersible drilling rigs, TLPs, SPARs, or other similar cargo, onshore and offshore scaffolding, piping insulation services, and steel warehousing and sales.

CONTACT:
Gulf Island Fabrication, Inc.
Kerry J. Chauvin, Chief Executive Officer, 985-872-2100
or
Robin A. Seibert, Chief Financial Officer, 985-872-2100